Exhibit 10.11

AMENDMENT to the TERRESTRIAL NETWORK RESELLER AGREEMENT

and

PRIVATE NETWORK SATELLITE SERVICES AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Terrestrial Network Reseller Agreement dated November 29, 2000, between MOTIENT COMMUNICATIONS INC. (“MOTIENT COMMUNICATIONS”) and AETHER SYSTEMS, INC. (“AETHER”) and the Private Network Satellite Services Agreement dated November 29, 2000 between MOTIENT SERVICES INC. (“MOTIENT SERVICES”) and AETHER is entered into as of October 9, 2001 (the “Amendment Effective Date”) by and between MOTIENT COMMUNICATIONS, MOTIENT SERVICES, and AETHER.

WITNESSETH:

WHEREAS, MOTIENT CORPORATION, MOTIENT SERVICES, and AETHER entered into the Asset Sale Agreement dated November 29, 2000 (the “Asset Sale Agreement”); and

WHEREAS, MOTIENT SERVICES, AETHER, and SunTrust Bank (the “Escrow Agent”) entered into the Escrow Agreement dated November 29, 2000 (the “Escrow Agreement”); and

WHEREAS, MOTIENT COMMUNICATIONS COMPANY and AETHER entered into the Terrestrial Network Reseller Agreement dated November 29, 2000, as amended on August 17, 2001 (the “Terrestrial Network Agreement”); and

WHEREAS, MOTIENT COMMUNICATIONS COMPANY assigned the Terrestrial Network Agreement to MOTIENT COMMUNICATIONS effective December 31, 2000; and

WHEREAS, MOTIENT SERVICES and AETHER entered into the Private Network Satellite Services Agreement dated November 29, 2000 (the “Satellite Network Agreement”); and

WHEREAS, MOTIENT COMMUNICATIONS, MOTIENT SERVICES and AETHER now desire to amend the Terrestrial Network Agreement and Satellite Network Agreement in certain respects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MOTIENT COMMUNICATIONS, MOTIENT SERVICES and AETHER agree as follows:

1.             Concurrent with the execution of this Amendment, AETHER and MOTIENT SERVICES shall also sign the attached joint written notice to the Escrow Agent, pursuant to Section 3.1(a) of the Escrow Agreement, instructing the Escrow Agent to disburse the Escrow Deposit to MOTIENT SERVICES in accordance with the instructions in the joint written notice or as directed by MOTIENT SERVICES.

2.             At the request of AETHER, any unused balance of the prepayment set forth in Section 5(c) of the Terrestrial Network Agreement that is not applied to amounts owed under the Terrestrial Network Agreement, shall be applied to amounts owed by AETHER to MOTIENT SERVICES for provision of the Service under the Satellite Network Agreement.

3.             At the request of AETHER, any unused balance of the prepayment set forth in Article Two, Section 2.1(c) of the Satellite Network Agreement that is not applied to amounts owed under the Satellite Network Agreement, shall be applied to amounts owed by AETHER to MOTIENT COMMUNICATIONS for provision of the Service under the Terrestrial Network Agreement.

4.             Section 8(a) of the Terrestrial Network Agreement is amended and restated in its entirety as follows:

“The Initial Term of this Agreement shall be November 29, 2000 through November 29, 2006 (the “Initial Term”). At the end of the Initial Term, the Agreement may be renewed on terms and conditions and at rates to be agreed in writing by the parties, provided that neither party is then in default under the Agreement. Notwithstanding the foregoing, if, at the end of the Initial Term, Aether Systems has made all of the prepayments described in section 5 above, but has not then consumed the Capacity Limit, and if Aether Systems wishes to continue to receive the Service, the term of the Agreement shall be extended, with and subject to the same terms and conditions, until such date that Aether Systems has used all of the Capacity Limit”

5.             The “Capacity Limit,” as defined in Section 4 of the Terrestrial Network Agreement is increased to [*].

6.             Attachment A to the Terrestrial Network Agreement is amended to add the following::

“Starting in the first full month after the Amendment Effective Date MOTIENT COMMUNICATIONS agrees to provide Services to Aether under the Terrestrial Network Agreement up to the Capacity Limit at a charge no greater than [*] per kilobyte consumed for Services that are billed by the kilobyte. [*]

7.             The following sentence is hereby added to the end of Section 5(e) of the Terrestrial Network Agreement:

* Confidential information.  Information has been redacted.

“For the avoidance of doubt, as of the date AETHER has exhausted [*] of prepayments under the Terrestrial Reseller Agreement by applying such prepayment to Services provided under the Terrestrial Network Agreement and/or Satellite Network Agreement, AETHER shall have no further prepayment obligations under the Terrestrial Network Agreement and shall pay for the Services under the Terrestrial Network Agreement as such Services are consumed by AETHER and invoiced by MOTIENT COMMUNICATIONS.”

8.             Section 1.1 of the Satellite Network Agreement is hereby deleted and replaced with the following:

“This Agreement shall begin on November 29, 2000 and shall end on November 29, 2006 (the “Initial Term”). At the end of the Initial Term, this Agreement may be renewed on terms and conditions and at rates agreed to in writing by the parties, provided that neither party is in default under this Agreement. The Initial Term, and any extension thereof in accordance with the preceding sentence, shall automatically end, with no further liability or obligation on the part of Motient and no further liability or obligation on the part of PNC for future prepayments, upon the end-of-life of Motient’s satellite (“EOL”), which is defined as the earlier of: [*].

9.             Section 1.2 (“Service Capacity Limit”) of the Satellite Network Agreement is hereby amended and restated in its entirety as follows:

[*]

* Confidential information.  Information has been redacted.

(b)           All Service used by PNC will count against the Capacity Limit. Unless agreed otherwise in writing by Motient, PNC’s use of the Service shall be limited to Service consumed in connection with PNC’s assumption and provision of the Transportation Business pursuant to the Asset Sale Agreement. During the Term of the Agreement for so long as there is satellite capacity available on the Motient satellite, Motient shall provide Service to PNC in excess of the Capacity Limit, on terms and conditions satisfactory to both parties.”

10.           Subject to MOTIENT SERVICES receiving the required approvals and consents of the other investors in MOBILE SATELLITE VENTURES LLC (formerly MOTIENT SATELLITE VENTURES LLC) (including TMI Communications and Company, LP), Section 2.1 of the Satellite Network Agreement is hereby amended by adding the following:

“MOTIENT SERVICES agrees to provide Services under the Satellite Network Agreement at a charge no greater $[*] dollars per kilohertz per year from November 29, 2004 throughout the remaining term of such Agreement.”

MOTIENT SERVICES shall use its best efforts to obtain such required approvals and consents to the amendment set forth in this Paragraph 10. If MOTIENT SERVICES is unable to obtain such required approvals and consents, the price for the Services shall remain at $[*] per watt per year and $[*] per kilohertz per year.

11.           The following sentence is hereby added to the end of Section 2.1(e) of the Satellite Network Agreement:

[*]

* Confidential information.  Information has been redacted.

12.           MOTIENT SERVICES will provide AETHER Usage Reports monthly pursuant to Section 2.1(d) of the Satellite Network Agreement.

13.           MOTIENT COMMUNICATIONS, MOTIENT SERVICES and AETHER agree to complete the Joint Operations Plan between MOTIENT COMMUNICATIONS, MOTIENT SERVICES and AETHER no later than October 31, 2001.

Except as set forth is this Amendment, the Terrestrial Network Agreement and the Satellite Network Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, MOTIENT COMMUNICATIONS, MOTIENT SERVICES, and AETHER have caused this Amendment to be signed and delivered by their duly authorized representatives, all as of the Amendment Effective Date.

* Confidential information.  Information has been redacted.

MOTIENT COMMUNICATIONS INC.		AETHER SYSTEMS, INC.

By:	/s/ Walter V. Purnell, Jr.	By:	/s/ David C. Reymann

Name:	Walter V. Purnell, Jr.	Name:	David C. Reymann

Title:	President and C.E.O.	Title:	Chief Financial Officer

Date:	October 10, 2001	Date:	October 10, 2001

MOTIENT SERVICES INC.

By:	/s/ Walter V. Purnell, Jr.

Name:	Walter V. Purnell, Jr.

Title:	President and C.E.O.

Date:	October 10, 2001

* Confidential information.  Information has been redacted.